UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011
Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3972986 (I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) & (b):                On May 11, 2011, the Company held its 2011 Annual Meeting of Stockholders.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the SEC and dated March 31, 2011.  The final results of the stockholder vote are as follows:

Proposal 1 — Election of Directors

The following individuals were elected to serve as Class II directors to hold office until the 2014 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, with the vote count shown below.  There were 2,441,442 broker non-votes.

Nominee	For	Withheld
Bradley J. Bell	28,068,887	431,607
Richard S. Grant	28,065,155	435,339

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year, with the vote count shown below:

For	Against	Abstain
30,550,146	249,431	142,359

Proposal 3 — Advisory Vote on Executive Compensation

The stockholders provided an advisory vote regarding compensation of the named executive officers for the fiscal year ended December 31, 2010 as described in the proxy statement, with the vote count shown below.  There were 2,441,442 broker non-votes.

For	Against	Abstain
28,140,474	258,661	101,359

Proposal 4 – Advisory Vote on the Frequency of Future Stockholder Votes on Executive Compensation

The stockholders provided an advisory vote regarding the frequency of future stockholders votes on executive compensation, with the vote count shown below.  There were 2,441,442 broker non-votes.

3 Years	2 Years	1 Year	Abstain
2,883,323	2,609,899	21,936,900	231,019

(d)                           In light of the voting results shown above and other factors, the Company’s Board of Directors decided that the Company will hold an annual advisory vote on the compensation of named executive officers. The Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next stockholder advisory vote on the frequency of advisory votes, which must occur at least once every six years.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date:	May 13, 2011	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer